UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2012 (June 29, 2012)

Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25132	25-1741849
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4
1066 Epalinges, Switzerland	NA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 653 4535

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Prior to the termination on July 1, 2012 of the current Executive Employment Agreement with Sylvain Fleury, PhD, Chief Scientific Officer of the registrant ("Mymetics"), Mymetics entered into a Second Amended and Restated Executive Employment Agreement dated June 29, 2012 with Dr. Fleury under which his employment as Chief Scientific Officer has been extended through December 31, 2012, which term will be automatically extended for an additional six months through June 30, 2013 unless either party provides notice at least 60 days prior to December 31, 2012 not to extend the term of this Agreement. In the event that the Company terminates Dr. Fleury's employment without cause, fails to renew his employment other than for cause or Dr. Fleury terminates the employment agreement for Good Reason as that term is defined in the employment agreement, Dr. Fleury will receive a nine month severance payment equal to nine months of his base salary or CHF 25,000 per month.

The foregoing is a summary of the terms of the Second Amended and Restated Executive Employment Agreement executed by Dr. Fleury and Mymetics and is qualified in its entirety by this Agreement that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Executive Employment Agreement dated June 29, 2012 between Mymetics Corporation and Dr. Sylvain Fleury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2012	MYMETICS CORPORATION

	By:	/s/ Grant Pickering
Grant Pickering
President and CEO